Exhibit 23.1

                  [LETTERHEAD OF GOLDSTEIN & GANZ, CPA's, P.C.]

Board of Directors
Polymer Research Corp. of America
2186 Mill Avenue
Brooklyn, New York 11234

We hereby consent to the inclusion in Amendment No. 1 to the Registration Statement on Form S-2 dated November 20, 2002, of Polymer Research Corp. of America of our report dated February 25, 2002, appearing on page F-2 of the Prospectus and to the use of our name as it appears under the caption "Experts."

                           Goldstein & Ganz, CPA's, PC

Great Neck, NY
November 20, 2002